UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2005

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14049	06-1506026
(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

(203) 319-4700
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Non-Employee Director Remuneration

On December 13, 2005, the Board of Directors of IMS Health Incorporated (the “Company”) approved an increase in the amount of the annual retainer payable to Board members who are not employees of the Company, from $30,000 per year to $45,000 per year.  The amount of other components of non-employee director remuneration was not changed.   The Board of Directors also amended the 1998 IMS Health Incorporated Non-Employee Directors’ Deferred Compensation Plan and the 1998 IMS Health Incorporated Non-Employee Directors’ Stock Incentive Plan to conform those plans to the requirements of Section 409A of the Internal Revenue Code, which became effective in 2005.  Among the changes to these plans, provisions that authorized the Board, upon a change in control of the Company, to exercise discretion regarding acceleration of vesting and distribution of stock units previously awarded to directors and distribution of directors’ previous cash deferrals were changed to make such vesting and distribution automatic upon a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMS HEALTH INCORPORATED

By:	/s/ Robert H. Steinfeld

Name: Robert H. Steinfeld
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Date:  December 19, 2005